                                                                    EXHIBIT 99.1

                                                                     [EBAY LOGO]

            EBAY INC. ANNOUNCES THIRD QUARTER 2004 FINANCIAL RESULTS

          -- COMPANY REPORTS RECORD Q3 NET REVENUES OF $805.9 MILLION,
                            UP 52% YEAR OVER YEAR --
 -- ACHIEVES Q3 GAAP DILUTED EPS OF $0.27 AND PRO FORMA DILUTED EPS OF $0.28 --
               -- RAISES 2004 GUIDANCE AND ISSUES 2005 GUIDANCE --

San Jose, CA, October 20, 2004 -- eBay Inc. (Nasdaq: EBAY; www.ebay.com), the World's Online Marketplace, reported financial results for its quarter ended September 30, 2004.

eBay reported record consolidated Q3-04 net revenues of $805.9 million, up 52% year over year; operating income of $253.9 million, up 63% year over year; and pro forma operating income of $272.6 million, up 58% year over year. Operating income was 32% of net revenues and pro forma operating income was 34% of net revenues.

Consolidated net income in Q3-04 was $182.3 million, or $0.27 per diluted share. eBay's pro forma consolidated net income, excluding certain items, was $195.0 million, or $0.28 per diluted share.

These results exceeded the company's guidance of $770 million for net revenues, $0.24 for earnings per diluted share and $0.25 for pro forma earnings per diluted share.

"Q3 was a great quarter for eBay," said Meg Whitman, President and CEO of eBay. "An active community of users and strong demand helped us achieve robust results. We have excellent momentum going into eBay's traditionally strongest quarters."

KEY FINANCIAL AND OPERATING METRICS

Consolidated Net Revenues - Consolidated net revenues totaled a record $805.9 million, which represented an increase of 52% from the $530.9 million reported in Q3-03.

Transaction Revenues - Consolidated net transaction revenues totaled a record $779.2 million, which represented an increase of 51% from the $517.1 million reported in Q3-03.

      - eBay U.S. Net Transaction Revenues - eBay U.S. net transaction revenues totaled $330.6 million in Q3-04, reflecting 29% year-over-year growth.

      - eBay International Net Transaction Revenues - eBay International net transaction revenues totaled $282.3 million in Q3-04, representing 82% year-over-year growth.

      - Payments Net Transaction Revenues - Payments net transaction revenues totaled $166.3 million in Q3-04, representing 56% year-over-year growth.

eBay Announces Q3-04 Earnings (cont.)

Confirmed Registered Users - Cumulative confirmed registered users at the end of Q3-04 totaled a record 125.0 million, representing a 46% increase over the 85.5 million users reported at the end of Q3-03.

Active Users - Active users, the number of users on the eBay platform who bid, bought, listed or sold an item over the trailing 12 months, increased to 51.7 million, a 38% increase over the 37.4 million active users reported in the same period a year ago.

Listings - New listings totaled a record 348.0 million in Q3-04, 48% higher than the 234.6 million listings reported in Q3-03. New listings in Q3-04 included
20.3 million new eBay Stores listings during the quarter, versus 4.1 million new Stores listings in Q3-03.

Gross Merchandise Volume (GMV) - Gross Merchandise Volume, the total value of all successfully closed listings on eBay's trading platforms, was $8.3 billion, representing a 44% year-over-year increase from the $5.8 billion reported in Q3-03.

Total Payments Accounts - PayPal's business had 56.7 million total accounts at the end of Q3-04, a 61% increase from the 35.2 million reported in Q3-03.

Total Payment Volume (TPV) - PayPal's TPV was $4.6 billion in Q3-04, a 52% increase from the $3.0 billion reported in Q3-03.

Gross Profit - Gross profit was $648.8 million, or 81% of net revenues, which was up from the 79% level reported in Q3-03.

Operating Income - Operating income was $253.9 million, or 32% of net revenues, a 63% increase over the $155.9 million reported in Q3-03. Pro forma operating income increased 58% year over year to $272.6 million, or 34% of net revenues, compared to 32% in Q3-03.

GAAP Net Income - GAAP net income increased 77% year over year to $182.3 million, or $0.27 per diluted share.

Pro Forma Net Income - Pro forma net income increased 65% year over year to $195.0 million, or $0.28 per diluted share.

Operating and Free Cash Flows - Operating cash flows totaled $274.8 million. Free cash flows, representing operating cash flows less capital expenditures, totaled $201.4 million.

Key Category Performance* - Based on Q3-04 GMV, eBay has twelve categories that delivered $1 billion or more in worldwide annualized GMV: eBay Motors at $10.7 billion; Consumer Electronics at $2.5 billion; Computers at $2.5 billion; Clothing & Accessories at $2.2 billion; Books/Movies/Music at $2.2 billion; Collectibles at $1.8 billion; Home & Garden at $1.7 billion; Sports at $1.6 billion; Toys at $1.3 billion; Jewelry & Watches at $1.2 billion; Cameras & Photo at $1.1 billion; and Business & Industrial at $1.1 billion.

*For further detail on eBay's current annualized $1 billion categories, including trended data, please see the metrics section on eBay's Investor Relations website at http://investor.ebay.com/fundamentals.cfm.

eBay Announces Q3-04 Earnings (cont.)

Fixed Price Trading - eBay's fixed price trading contributed approximately $2.4 billion or 29% of total GMV during Q3-04, primarily from eBay's "Buy It Now" feature.

eBay Stores - At the end of Q3-04, eBay hosted approximately 224,000 stores worldwide, with approximately 143,000 stores hosted on the U.S. site.

ACQUISITIONS

Baazee.com - On August 2, 2004, eBay completed its acquisition of Baazee.com, an online marketplace in India. eBay acquired all outstanding shares of Baazee.com for approximately $50 million in cash.

Internet Auction Co., Ltd. - On August 31, 2004, September 6, 2004 and October 6, 2004, eBay purchased, for cash, an aggregate of approximately 4.8 million additional shares in Internet Auction Co., Ltd. (IAC) for an aggregate purchase price of approximately $523 million. As a result, eBay increased its investment in IAC from approximately 62.2% to approximately 99.7%.

CONSOLIDATED FINANCIAL AND OPERATING SUMMARY

eBay reported record consolidated net revenues of $805.9 million in Q3-04, representing a 52% year-over-year increase. On a year-over-year basis, consolidated net revenues reflected a foreign currency translation benefit in Q3-04 of approximately $22.3 million. On a sequential basis, consolidated net revenues reflected a foreign currency translation benefit in Q3-04 of approximately $4.5 million, primarily related to the Euro.

Gross profit was $648.8 million, or 81% of net revenues, which was up from the 79% level reported in Q3-03.

Sales and marketing expenses totaled $207.2 million, or 26% of net revenues, which is consistent with the percentage reported in Q3-03. While sales and marketing expenses remained consistent as a percentage of net revenues, the absolute dollars increased, primarily as a result of global increases in both on-line and off-line marketing efforts and international expansion.

Product development expenses totaled $63.4 million, or 8% of net revenues, which was up from the 7% of net revenues reported in Q3-03. Total product development expenses in Q3-04 do not include $10.7 million of required cost capitalization for major site and other product development efforts.

General and administrative costs totaled $105.9 million, or 13% of net revenues, down from the 14% of net revenues reported in Q3-03. While general and administrative costs decreased as a percentage of net revenues, the absolute dollars increased, primarily as a result of increases in headcount, professional services and costs related to legal matters.

eBay Announces Q3-04 Earnings (cont.)

Income from operations totaled $253.9 million during Q3-04, a 63% increase over the $155.9 million reported in Q3-03. On a pro forma basis, income from operations totaled $272.6 million, a 58% increase over the $172.2 million reported in Q3-03. Included in both the GAAP and pro forma Q3-04 consolidated income from operations was a $9.9 million year-over-year net benefit from changes in foreign currencies. On a sequential basis, both the GAAP and pro forma consolidated income from operations reflected a foreign currency translation benefit in Q3-04 of approximately $2.5 million, primarily related to the Euro.

Interest and other income, net, totaled $13.2 million in Q3-04, up from the $7.8 million reported in Q3-03. The increase in Q3-04 was primarily the result of gains recorded in Q3-04 due to certain facility sublease amendments in Q1-04 and eBay's portion of EachNet's losses recorded in Q3-03 prior to the acquisition of the remaining interest in EachNet's common stock.

The GAAP and pro forma effective tax rate for Q3-04 was 30% and 31%, respectively, a decrease from the GAAP effective tax rate of 32% and the pro forma effective tax rate of 33% for Q3-03. The lower rates for Q3-04 compared to Q3-03 reflects an increased profit contribution from the company's international operations.

At the end of Q3-04, the company had nearly $3.1 billion in aggregate cash and investments and more than $7.2 billion in total assets.

The company reported $274.8 million in operating cash flows and $73.4 million of capital expenditures in Q3-04, resulting in free cash flows of $201.4 million.

BUSINESS OUTLOOK

Fiscal Year 2004

Net Revenues - eBay now expects that consolidated net revenues for 2004 could be as high as $3.25 billion, $65 million higher than the company's most recent guidance. From a quarterly perspective, eBay expects that consolidated net revenues will be approximately $915 million in Q4-04, $29 million higher than the company's most recent guidance. eBay's guidance for Q4-04 is based on an assumed weighted average exchange rate of US$1.20 per Euro.

GAAP Diluted EPS - eBay now expects that GAAP earnings per diluted share for the full year 2004 could be as high as $1.14, $0.04 higher than the company's most recent guidance. From a quarterly perspective, eBay estimates that GAAP earnings per diluted share could be as high as $0.30 in Q4-04, which is consistent with previous guidance.

Pro Forma Diluted EPS - eBay now expects that pro forma earnings per diluted share for the full year 2004 could be as high as $1.20, $0.03 higher than the company's most recent guidance. From a quarterly perspective, eBay estimates pro forma earnings per diluted share could be as high as $0.32 in Q4-04, which is consistent with previous guidance.

Effective Tax Rate - eBay's current estimate for its 2004 effective tax rate is 30% on a GAAP basis and 31% on a pro forma basis, which is consistent with previous guidance.

eBay Announces Q3-04 Earnings (cont.)

Capital Expenditures - eBay expects its capital expenditures to total $315 million for the full year 2004, which is consistent with previous guidance.

Fiscal Year 2005

Net Revenues - eBay expects that consolidated net revenues for 2005 could be as high as $4.2 billion. From a quarterly perspective, eBay expects that consolidated net revenues could be as high as $1.02 billion in Q1-05, $1.01 billion in Q2-05, $1.01 billion in Q3-05 and $1.16 billion in Q4-05. eBay's guidance is based on an assumed 2005 quarterly weighted average exchange rate of US$1.20 per Euro.

GAAP Diluted EPS - eBay estimates that GAAP earnings per diluted share for the full year 2005 could be as high as $1.42. From a quarterly perspective, eBay estimates that GAAP earnings per diluted share could be as high as $0.34 in Q1-05, $0.33 in Q2-05, $0.33 in Q3-05 and $0.41 in Q4-05.

Pro Forma Diluted EPS - eBay estimates that pro forma earnings per diluted share for the full year 2005 could be as high as $1.50. From a quarterly perspective, eBay estimates pro forma earnings per diluted share could be as high as $0.36 in Q1-05, $0.35 in Q2-05, $0.35 in Q3-05 and $0.42 in Q4-05.

QUARTERLY CONFERENCE CALL

eBay will host a conference call to discuss third quarter results at 2 pm Pacific Daylight Time today. A live webcast of the conference call can be accessed through the Company's Investor Relations website at http://investor.ebay.com. In addition, an archive of the webcast can be accessed through the same link.

NON-GAAP MEASURES

To supplement the company's consolidated financial statements presented in accordance with GAAP, eBay uses non-GAAP measures of certain components of financial performance, including gross profit, operating income, net income, earnings per share, cash flows, and effective tax rate, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because eBay has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company's financial reporting. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. Consistent with the company's historical practice, the non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

eBay Announces Q3-04 Earnings (cont.)

ABOUT EBAY

eBay is The World's Online Marketplace(R). Founded in 1995, eBay created a powerful platform for the sale of goods and services by a passionate community of individuals and businesses. On any given day, there are millions of items across thousands of categories for sale on eBay. eBay enables trade on a local, national and international basis with customized sites in markets around the world. Through an array of services, such as its payment solution provider PayPal, eBay is enabling global e-commerce for an ever-growing online community.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements relating to the future performance of eBay and its consolidated subsidiaries. Those statements involve risks and uncertainties, and the company's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to: the company's ability to upgrade and develop its systems, infrastructure and customer service capabilities to accommodate growth at a reasonable cost; the company's ability to maintain site stability and performance on all of its sites, such as PayPal, while adding new products and features in a timely fashion; the reaction of current and prospective customers and regulators to site stability issues; the company's need to manage an increasingly large company with a broad range of businesses; the company's ability to deal with the increasingly competitive environment for online trading, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the litigation, regulatory, credit card association, and other risks specific to PayPal; the company's need to manage other regulatory, tax, and litigation risks as its product offerings expand and its services are offered in more jurisdictions; the company's ability to continue to expand its model to new types of merchandise and sellers; the company's ability to continue to expand outside of the US; fluctuations in foreign exchange rates; the costs and benefits of recent and future acquisitions and other commercial transactions; and the need to manage the integration of recent and future acquisitions. The forward looking statements in this release do not include the potential impact of any acquisitions that may be completed after the date hereof.

More information about factors that could affect the company's operating results is included under the captions "Risk Factors That May Affect Results of Operations and Financial Condition" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's investor relations site at http://investor.ebay.com. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.

                                       ###

Investor Relations Contact:      Tracey Ford                    408-376-7205
Media Relations Contact:         Hani Durzy                     408-376-7458
Investor Information Request:    408-376-7493
Company News:                    http://www.businesswire.com
Investor Relations Website:      http://investor.ebay.com

                                    EBAY INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                           (U.S. Dollars In Thousands)

                                                  DECEMBER 31,   SEPTEMBER 30,
                                                      2003           2004
                                                      ----           ----
                   ASSETS
Current assets:
  Cash and cash equivalents                        $1,381,513     $1,435,910
  Short-term investments                              340,576        641,710
  Accounts receivable, net                            225,871        306,671
  Funds receivable                                     79,893        156,356
  Other current assets                                118,029        388,376
                                                   ----------     ----------
   Total current assets                             2,145,882      2,929,023
Long-term investments                                 934,171        981,095
Restricted cash and investments                       127,432          1,280
Property and equipment, net                           601,785        682,022
Goodwill                                            1,719,311      2,296,423
Intangible assets, net                                274,057        326,343
Other assets                                           17,496         25,415
                                                   ----------     ----------
                                                   $5,820,134     $7,241,601
                                                   ==========     ==========
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $   64,633     $   80,014
  Funds payable and amounts due to customers          106,568        252,792
  Accrued expenses and other current liabilities      356,491        381,616
  Deferred revenue and customer advances               28,874         43,377
  Short-term obligations                                2,840        124,273
  Income taxes payable                                 87,870         94,350
                                                   ----------     ----------
   Total current liabilities                          647,276        976,422
Long-term obligations                                 124,476            443
Deferred tax liabilities                               79,238        133,513
Other liabilities                                      33,494         36,519
Minority interests                                     39,408          4,400
                                                   ----------     ----------
   Total liabilities                                  923,892      1,151,297
                                                   ----------     ----------
Total stockholders' equity                          4,896,242      6,090,304
                                                   ----------     ----------
                                                   $5,820,134     $7,241,601
                                                   ==========     ==========

                                    EBAY INC.
              UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME (U.S. Dollars In Thousands, Except Per Share Amounts)

                                                            THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                               SEPTEMBER 30,                      SEPTEMBER 30,
                                                               -------------                      -------------
                                                           2003            2004              2003             2004
                                                           ----            ----              ----             ----
Net revenues                                           $   530,942      $   805,876      $ 1,516,703      $ 2,335,527
Cost of net revenues                                       109,353          157,121          300,601          438,010
                                                       -----------      -----------      -----------      -----------
    Gross profit                                           421,589          648,755        1,216,102        1,897,517
                                                       -----------      -----------      -----------      -----------
Operating expenses:
  Sales and marketing                                      136,408          207,155          394,784          588,995
  Product development                                       39,737           63,403          112,888          176,079
  General and administrative                                74,238          105,871          206,714          299,447
  Patent litigation expense                                     --               --           29,965               --
  Payroll tax on employee stock options                      1,510            1,957            7,984           12,289
  Amortization of acquired intangible assets                13,824           16,456           37,668           46,188
                                                       -----------      -----------      -----------      -----------
   Total operating expenses                                265,717          394,842          790,003        1,122,998
                                                       -----------      -----------      -----------      -----------
Income from operations                                     155,872          253,913          426,099          774,519
Interest and other income, net                               7,806           13,163           26,419           59,105
Interest expense                                            (2,267)          (2,236)          (2,335)          (6,614)
Impairment of certain equity investments                        --               --             (230)              --
                                                       -----------      -----------      -----------      -----------
Income before cumulative effect of accounting change,
  income taxes and minority interests                      161,411          264,840          449,953          827,010
Provision for income taxes                                 (51,137)         (80,749)        (139,698)        (248,103)
Minority interests                                          (1,611)          (1,742)          (5,533)          (6,063)
                                                       -----------      -----------      -----------      -----------
Net income before cumulative effect of
       accounting change                                   108,663          182,349          304,722          572,844
Cumulative effect of accounting change, net of tax          (5,413)              --           (5,413)              --
                                                       -----------      -----------      -----------      ----------
Net income                                             $   103,250      $   182,349      $   299,309      $   572,844
                                                       ===========      ===========      ===========      ===========
Net income per basic share:
  Net income before cumulative effect of
       accounting change                               $      0.17      $      0.28      $      0.48      $      0.87
  Cumulative effect of accounting change                     (0.01)              --            (0.01)              --
                                                       -----------      -----------      -----------      -----------
  Net income per basic share                           $      0.16      $      0.28      $      0.47      $      0.87
                                                       ===========      ===========      ===========      ===========
Net income per diluted share:
  Net income before cumulative effect of
       accounting  change                              $      0.17      $      0.27      $      0.47      $      0.84
  Cumulative effect of accounting change                     (0.01)              --            (0.01)              --
                                                       -----------      -----------      -----------      -----------
  Net income per diluted share                         $      0.16      $      0.27      $      0.46      $      0.84
                                                       ===========      ===========      ===========      ===========
Weighted average shares:
  Basic                                                    642,729          661,572          635,484          657,228
                                                       ===========      ===========      ===========      ===========
  Diluted                                                  662,231          684,935          653,325          680,385
                                                       ===========      ===========      ===========      ===========

                                    EBAY INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
              (U.S. Dollars In Thousands, Except Per Share Amounts)

                                                       THREE MONTHS ENDED                          THREE MONTHS ENDED
                                                       SEPTEMBER 30, 2003                          SEPTEMBER 30, 2004
                                             --------------------------------------      -----------------------------------------
                                                        PRO FORMA                                     PRO FORMA
                                             REPORTED    ENTRIES          PRO FORMA      REPORTED      ENTRIES           PRO FORMA
                                             --------    -------          ---------      --------      -------           ---------
Net revenues                                $  530,942   $     -          $  530,942   $   805,876     $      -         $  805,876
Cost of net revenues                           109,353       (48)  (a)       109,305       157,121          (59)  (a)      157,062
                                            ----------   -------          ----------   -----------     --------         ----------
       Gross profit                            421,589        48             421,637       648,755           59            648,814
                                            ----------   -------          ----------   -----------     --------         ----------
Operating expenses:
   Sales and marketing                         136,408      (169)  (a)       136,239       207,155          (36)  (a)      207,119
   Product development                          39,737      (220)  (a)        39,517        63,403         (189)  (a)       63,214
   General and administrative                   74,238      (524)  (a)        73,714       105,871           32   (a)      105,903
   Payroll tax on employee stock options         1,510    (1,510)  (b)             -         1,957       (1,957)  (b)            -
   Amortization of acquired intangible
    assets                                      13,824   (13,824)  (c)             -        16,456      (16,456)  (c)            -
                                            ----------   -------          ----------   -----------     --------         ----------
       Total operating expenses                265,717   (16,247)            249,470       394,842      (18,606)           376,236
                                            ----------   -------          ----------   -----------     --------         ----------
Income from operations                         155,872    16,295             172,167       253,913       18,665            272,578
Interest and other income, net                   7,806         -               7,806        13,163          813   (d)       13,976
Interest expense                                (2,267)        -              (2,267)       (2,236)           -             (2,236)
                                            ----------   -------          ----------   -----------     --------         ----------
Income before cumulative effect of
   accounting change, income taxes and
   minority interests                          161,411    16,295             177,706       264,840       19,478            284,318
Provision for income taxes                     (51,137)   (6,629)  (e)       (57,766)      (80,749)      (6,850)  (e)      (87,599)
Minority interests                              (1,611)        -              (1,611)       (1,742)           -             (1,742)
                                            ----------   -------          ----------   -----------     --------         ----------
Net income before cumulative effect of
   accounting change                           108,663     9,666             118,329       182,349       12,628            194,977
Cumulative effect of accounting change,
   net of tax                                   (5,413)    5,413   (f)             -             -            -                  -
                                            ----------   -------          ----------   -----------     --------         ----------
Net income                                  $  103,250   $15,079          $  118,329   $   182,349     $ 12,628         $  194,977
                                            ==========   =======          ==========   ===========     ========         ==========

Net income per share:
   Basic                                    $     0.16                    $     0.18   $      0.28                      $     0.29
                                            ==========                    ==========   ===========                      ==========
   Diluted                                  $     0.16                    $     0.18   $      0.27                      $     0.28
                                            ==========                    ==========   ===========                      ==========
Weighted average shares:
   Basic                                       642,729                       642,729       661,572                         661,572
                                            ==========                    ==========   ===========                      ==========
   Diluted                                     662,231                       662,231       684,935                         684,935
                                            ==========                    ==========   ===========                      ==========
Operating margin                                    29%        3%                 32%           32%           2%                34%
                                            ==========   =======          ==========   ===========     ========         ==========

NOTES:

(a)   Non-cash stock based compensation expense

(b)   Employer payroll taxes on employee non-qualified stock option gains

(c)   Amortization of acquired intangible assets

(d)   Loss on sale of certain real estate properties

(e)   Income taxes associated with certain pro forma entries

(f)   Cumulative effect of accounting changes, net of tax

                                    EBAY INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
              (U.S. Dollars In Thousands, Except Per Share Amounts)

                                                        NINE MONTHS ENDED                        NINE MONTHS ENDED
                                                       SEPTEMBER 30, 2003                        SEPTEMBER 30, 2004
                                             --------------------------------------     -------------------------------------
                                                        PRO FORMA                                 PRO FORMA
                                             REPORTED    ENTRIES         PRO FORMA      REPORTED   ENTRIES        PRO FORMA
                                             --------   ---------        ---------      --------  ---------       ---------
Net revenues                                $ 1,516,703  $      -       $ 1,516,703   $ 2,335,527  $      -       $ 2,335,527

Cost of net revenues                            300,601      (196) (a)      300,405       438,010       (87) (a)      437,923
                                            ---------------------       -----------  ----------------------       -----------
      Gross profit                            1,216,102       196         1,216,298     1,897,517        87         1,897,604
                                            ---------------------       -----------  ----------------------       -----------
Operating expenses:

   Sales and marketing                          394,784      (867) (a)      393,917       588,995      (125) (a)      588,870

   Product development                          112,888    (1,095) (a)      111,793       176,079      (492) (a)      175,587

   General and administrative                   206,714    (2,574) (a)      204,140       299,447      (921) (a)      298,526

   Patent litigation expense                     29,965         -            29,965             -         -                 -

   Payroll tax on employee stock options          7,984    (7,984) (b)            -        12,289   (12,289) (b)            -

   Amortization of acquired intangible
     assets                                      37,668   (37,668) (c)            -        46,188   (46,188) (c)            -
                                            ---------------------       -----------  ----------------------       -----------
      Total operating expenses                  790,003   (50,188)          739,815     1,122,998   (60,015)        1,062,983
                                            ---------------------       -----------  ----------------------       -----------
Income from operations                          426,099    50,384           476,483       774,519    60,102           834,621

Interest and other income, net                   26,419      (979) (d)       25,440        59,105    (6,485) (e)       52,620

Interest expense                                 (2,335)        -            (2,335)       (6,614)        -            (6,614)

Impairment of certain equity investments           (230)      230                 -             -         -                 -
                                            ---------------------       -----------  ----------------------       -----------
Income before cumulative effect of
  accounting change, income taxes and
  minority interests                            499,953    49,635           499,588       827,010    53,617           880,627

Provision for income taxes                     (139,698)  (16,759) (f)     (156,457)     (248,103)  (23,036) (f)     (271,139)

Minority interests                               (5,533)        -            (5,533)       (6,063)        -            (6,063)
                                            ---------------------       -----------  ----------------------       -----------
Net income before cumulative effect of
  accounting change                             304,722    32,876           337,598       572,844    30,581           603,425

Cumulative effect of accounting change,
  net of tax                                     (5,413)    5,413  (g)            -             -         -                 -
                                            ---------------------       -----------  ----------------------       -----------
Net income                                  $   299,309  $ 38,289       $   337,598   $   572,844  $ 30,581       $   603,425
                                            =====================       ===========  ======================       ===========

Net income per share:
   Basic                                    $      0.47                 $      0.53   $      0.87                 $      0.92
                                            ===========                 ===========  ============                 ===========
   Diluted                                  $      0.46                 $      0.52   $      0.84                 $      0.89
                                            ===========                 ===========  ============                 ===========
Weighted average shares:

   Basic                                        635,484                     635,484       657,228                     657,228
                                            ===========                 ===========  ============                 ===========
   Diluted                                      653,325                     653,325       680,385                     680,385
                                            ===========                 ===========  ============                 ===========
Operating margin                                     28%        3%               31%           33%        3%               36%
                                            =====================       ===========  ======================       ===========

NOTES:

(a)   Non-cash stock based compensation expense

(b)   Employer payroll taxes on employee non-qualified stock option gains

(c)   Amortization of acquired intangible assets

(d) Gain on sale of certain real estate properties and recovery of fully reserved receivables

(e) Gain on sale of equity investment and loss on sale of certain real estate properties

(f)   Income taxes associated with certain pro forma entries

(g)   Cumulative effect of accounting changes, net of tax

                                    EBAY INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                           (U.S. Dollars In Thousands)

                                                                 THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                    SEPTEMBER 30,               SEPTEMBER 30,
                                                              -------------------------   -------------------------
                                                                 2003           2004          2003         2004
                                                                 ----           ----          ----         ----
Cash flows from operating activities:
  Net income                                                  $   103,250   $   182,349   $   299,309   $   572,844
  Adjustments:
   Cumulative effect of accounting change                           5,413            --         5,413            --
   Provision for doubtful accounts and authorized credits          12,331        19,693        31,964        57,994
   Provision for transaction losses                                 6,818        10,342        24,891        32,692
   Depreciation and amortization                                   43,358        65,722       113,885       180,841
   Amortization of unearned stock-based compensation                  961           252         4,732         1,626
   Tax benefit on the exercise of employee stock options           42,710        24,618       105,647       184,455
   Impairment of certain equity investments                            --            --           230            --
   Minority interests                                                (175)        1,732         3,982         6,053
    Changes in assets and liabilities, net of acquisition
     effects:
     Accounts receivable                                          (15,574)      (84,150)      (70,650)     (137,867)
     Funds receivable                                              (1,596)      (13,345)      (43,645)      (75,214)
     Other current assets                                         (12,176)      (35,643)       (9,298)     (148,454)
     Other non-current assets                                      (1,821)       (1,100)       (6,424)       (3,925)
     Deferred tax liabilities, net                                 13,457        54,015        12,598        35,734
     Accounts payable                                             (10,680)        3,190         6,553         4,968
     Funds payable and amounts due to customers                     9,878        18,717        59,674       149,208
     Accrued expenses and other liabilities                        18,383        32,150        49,724        23,017
     Deferred revenue and customer advances                         3,631         3,883         6,238        13,602
     Income taxes payable                                         (10,155)       (7,662)       11,878         6,534
                                                              -----------   -----------   -----------   -----------
Net cash provided by operating activities                         208,013       274,763       606,701       904,108
                                                              -----------   -----------   -----------   -----------
Cash flows from investing activities:
  Purchases of property and equipment, net                        (39,629)      (73,385)     (269,616)     (209,950)
  Purchases of investments                                       (618,503)      (52,637)   (1,481,047)   (1,262,174)
  Maturities and sales of investments                             642,624       158,293     1,131,998       911,173
  Purchases of intangibles and other non-current assets                --        (4,809)           --        (7,257)
  Acquisitions, net of cash acquired                             (102,772)     (531,191)     (107,161)     (703,706)
                                                              -----------   -----------   -----------   -----------
Net cash used in investing activities                            (118,280)     (503,729)     (725,826)   (1,271,914)
                                                              -----------   -----------   -----------   -----------
Cash flows from financing activities:
  Proceeds from issuance of common stock, net                      97,216        73,948       570,189       429,242
  Principal payments on long-term obligations                        (929)         (444)       (1,727)       (2,599)
                                                              -----------   -----------   -----------   -----------
Net cash provided by financing activities                          96,287        73,504       568,462       426,643
                                                              -----------   -----------   -----------   -----------
Effect of exchange rate changes on cash and cash equivalents        6,298         2,659        25,225        (4,440)
                                                              -----------   -----------   -----------   -----------
Net increase (decrease) in cash and cash equivalents              192,318      (152,803)      474,562        54,397
Cash and cash equivalents at beginning of period                1,391,557     1,588,713     1,109,313     1,381,513
                                                              -----------   -----------   -----------   -----------
Cash and cash equivalents at end of period                    $ 1,583,875   $ 1,435,910   $ 1,583,875   $ 1,435,910
                                                              ===========   ===========   ===========   ===========

Net cash provided by operating activities                     $   208,013   $   274,763   $   606,701   $   904,108
Less: Purchases of property and equipment, net                    (39,629)      (73,385)     (269,616)     (209,950)
                                                              -----------   -----------   -----------   -----------
Free cash flow                                                $   168,384   $   201,378   $   337,085   $   694,158
                                                              ===========   ===========   ===========   ===========

                                    EBAY INC.
                 UNAUDITED SUMMARY OF CONSOLIDATED NET REVENUES
                 (U.S. Dollars In Thousands, Except Percentages)

NET REVENUES BY TYPE


                                                        SEPTEMBER 30, DECEMBER 31,   MARCH 31,    JUNE 30,    SEPTEMBER 30,
                                                           2003          2003          2004        2004           2004
                                                        ------------- ------------   ---------    --------    -------------
TRANSACTION
   U.S                                                   $ 256,076     $ 291,578     $326,217    $ 319,119     $330,643
     Current quarter vs prior quarter                            6%           14%          12%          (2%)          4%
     Current quarter vs prior year quarter                      41%           38%          39%          32%          29%

   International                                           154,715       210,500      257,090      273,740      282,294
     Current quarter vs prior quarter                            0%           36%          22%           6%           3%
     Current quarter vs prior year quarter                     105%           96%          87%          76%          82%

   Payments                                                106,350       130,561      155,513      158,815      166,282
     Current quarter vs prior quarter                            7%           23%          19%           2%           5%
     Current quarter vs prior year quarter                    1645%           68%          67%          60%          56%

                                                         ---------     ---------     --------    ---------     --------
   Total transaction                                       517,141       632,639      738,820      751,674      779,219
                                                         ---------     ---------     --------    ---------     --------
     Current quarter vs prior quarter                            4%           22%          17%           2%           4%
     Current quarter vs prior year quarter                      96%           60%          59%          51%          51%

ADVERTISING AND OTHER NON-TRANSACTION REVENUES

   U.S                                                      10,012        11,540       12,353       15,361       16,700
     Current quarter vs prior quarter                           14%           15%           7%          24%           9%
     Current quarter vs prior year quarter                     (59%)         (16%)         63%          75%          67%

   International                                             1,760         2,261        2,400        3,705        4,222
     Current quarter vs prior quarter                           23%           28%           6%          54%          14%
     Current quarter vs prior year quarter                      96%           32%          83%         159%         140%

   Payments                                                  2,029         1,953        2,666        2,672        5,735
     Current quarter vs prior quarter                           (6%)          (4%)         37%           0%         115%
     Current quarter vs prior year quarter                     N/A            (5%)         32%          24%         183%
                                                         ---------     ---------     --------    ---------     --------
   Total advertising and other non-transaction revenues     13,801        15,754       17,419       21,738       26,657
                                                         ---------     ---------     --------    ---------     --------
     Current quarter vs prior quarter                           12%           14%          11%          25%          23%
     Current quarter vs prior year quarter                     (45%)         (10%)         59%          76%          93%

                                                         ---------     ---------     --------    ---------     --------
TOTAL NET REVENUES                                       $ 530,942     $ 648,393     $756,239    $ 773,412     $805,876
                                                         =========     =========     ========    =========     ========
     Current quarter vs prior quarter                            4%           22%          17%           2%           4%
     Current quarter vs prior year quarter                      84%           57%          59%          52%          52%

                                   EBAY INC.
                 UNAUDITED SUMMARY OF CONSOLIDATED NET REVENUES
                (U.S. Dollars In Thousands, Except Percentages)

NET REVENUES BY SEGMENT

                                                 SEPTEMBER 30,    DECEMBER 31,     MARCH 31,       JUNE 30,      SEPTEMBER 30,
                                                     2003            2003            2004            2004            2004
                                                 -------------    ------------     ---------       --------      -------------
U.S.                                               $266,088        $303,118        $338,570        $334,481        $347,343
  Current quarter vs prior quarter                        6%             14%             12%             (1%)             4%
  Current quarter vs prior year quarter                  29%             35%             40%             33%             31%

INTERNATIONAL                                       156,475         212,761         259,490         277,444         286,516
  Current quarter vs prior quarter                        0%             36%             22%              7%              3%
  Current quarter vs prior year quarter                 105%             95%             87%             77%             83%

PAYMENTS                                            108,379         132,514         158,179         161,487         172,017
  Current quarter vs prior quarter                        7%             22%             19%              2%              7%
  Current quarter vs prior year quarter                1678%             66%             66%             59%             59%
                                                   --------        --------        --------        --------        --------
TOTAL NET REVENUES                                 $530,942        $648,393        $756,239        $773,412        $805,876
                                                   ========        ========        ========        ========        ========
  Current quarter vs prior quarter                        4%             22%             17%              2%              4%
  Current quarter vs prior year quarter                  84%             57%             59%             52%             52%

NET REVENUES BY GEOGRAPHY

                                                  SEPTEMBER 30,    DECEMBER 31,     MARCH 31,       JUNE 30,      SEPTEMBER 30,
                                                      2003            2003            2004            2004            2004
                                                  -------------    ------------     ---------       --------      -------------
U.S. NET REVENUES                                    $351,187        $404,833        $455,355        $449,571        $467,545
  Current quarter vs prior quarter                          6%             15%             12%             (1%)             4%
  Current quarter vs prior year quarter                    65%             39%             43%             36%             33%
  % of total                                               66%             62%             60%             58%             58%

INTERNATIONAL NET REVENUES                            179,755         243,560         300,884         323,841         338,331
  Current quarter vs prior quarter                          1%             35%             24%              8%              4%
  Current quarter vs prior year quarter                   136%             97%             91%             82%             88%
  % of total                                               34%             38%             40%             42%             42%
                                                     --------        --------        --------        --------        --------
TOTAL NET REVENUES                                   $530,942        $648,393        $756,239        $773,412        $805,876
                                                     ========        ========        ========        ========        ========
  Current quarter vs prior quarter                          4%             22%             17%              2%              4%
  Current quarter vs prior year quarter                    84%             57%             59%             52%             52%

                                   EBAY INC.
                   EBAY UNAUDITED SUPPLEMENTAL OPERATING DATA
                       (In Millions, Except Percentages)

                                                SEPTEMBER 30,    DECEMBER 31,     MARCH 31,       JUNE 30,      SEPTEMBER 30,
                                                    2003            2003            2004            2004            2004
                                                -------------    ------------     ---------       --------      -------------
CONFIRMED REGISTERED USERS (1)                      85.5              94.9          104.8          114.0            125.0
   Current quarter vs prior quarter                   14%               11%            10%             9%              10%
   Current quarter vs prior year
     quarter                                          56%               54%            52%            51%              46%

ACTIVE USERS (2)                                    37.4              41.2           45.1           48.0             51.7
   Current quarter vs prior quarter                   10%               10%             9%             6%               8%
   Current quarter vs prior year
     quarter                                          55%               49%            45%            41%              38%

NUMBER OF LISTINGS (3)                             234.6             291.7          327.7          332.3            348.0
   Current quarter vs prior quarter                    4%               24%            12%             1%               5%
   Current quarter vs prior year
     quarter                                          47%               49%            49%            48%              48%

GROSS MERCHANDISE VOLUME (4)                       $5,775            $7,052         $8,039         $8,012           $8,307
   Current quarter vs prior quarter                    2%               22%            14%             0%               4%
   Current quarter vs prior year
     quarter                                          53%               53%            51%            42%              44%

Our classified vehicle advertising platform in Germany, mobile.de, is not included in these metrics

(1) Cumulative total of all users who have completed their registration process on one of eBay's trading platforms.

(2) All users, excluding users of Baazee.com, EachNet, Half.com, Internet Auction, and mobile.de, who bid on, bought, listed, or sold an item within the previous 12-month period.

(3) All listings on eBay's trading platforms during the quarter, regardless of whether the listing subsequently closed successfully.

(4) Total value of all successfully closed listings between users on eBay's trading platforms during the quarter, regardless of whether the buyer and seller actually consummated the transaction.

                                   EBAY INC.
                  PAYPAL UNAUDITED SUPPLEMENTAL OPERATING DATA
                       (In Millions, except percentages)

                                                SEPTEMBER 30,    DECEMBER 31,     MARCH 31,        JUNE 30,      SEPTEMBER 30,
                                                    2003            2003            2004             2004            2004
                                                -------------    ------------     ---------        --------      -------------
REVENUE
   Transaction                                     $ 106.4         $ 130.6         $155.5          $ 158.8           $166.3
     Current quarter vs prior quarter                    7%             23%            19%               2%               5%
     Current quarter vs prior year quarter              83%             80%            69%              60%              56%

   Non- transaction                                $   2.0         $   2.0         $  2.7          $   2.7           $  5.7
     Current quarter vs prior quarter                   (5%)             0%            37%               0%             115%
     Current quarter vs prior year quarter              67%             (5%)           32%              24%             183%

   Total revenues                                  $ 108.4         $ 132.6         $158.2          $ 161.5           $172.0

   Percent of revenue which is international          21.4%           23.2%          26.2%            28.7%            30.1%

METRICS
   Total accounts (1)                                 35.2            40.3           45.6             50.4             56.7
     Current quarter vs prior quarter                   13%             14%            13%              11%              13%
     Current quarter vs prior year quarter              79%             73%            67%              62%              61%

   Active accounts (2)                                11.2            13.2           14.5             15.5             17.4

   Total number of payments (3)                       57.4            68.2           79.2             77.7             83.4
     Current quarter vs prior quarter                    7%             19%            16%              (2%)              7%
     Current quarter vs prior year quarter              83%             74%            57%              45%              45%

   Total payment volume (4)                        $ 3,044         $ 3,711         $4,321          $ 4,350           $4,637
     Current quarter vs prior quarter                    7%             22%            16%               1%               7%
     Current quarter vs prior year quarter              70%             74%            64%              53%              52%

   Auction as % of total payment volume                 67%             69%            70%              69%              70%

TRANSACTION RATES
   Transaction revenue rate                           3.49%           3.52%          3.60%            3.64%            3.59%

   Transaction processing expense rate                1.25%           1.23%          1.25%            1.34%            1.30%

   Transaction loss rate                              0.22%           0.31%          0.27%            0.25%            0.22%

(1) Cumulative total of all personal, premier, or business accounts opened, excluding accounts that have been closed or locked.

(2) All accounts that sent or received at least one payment through the PayPal system during the quarter.

(3) Total number of payments initiated through the PayPal system during the quarter, regardless of whether the payment was actually sent successfully, or was reversed, rejected, or pending at the end of the quarter.

(4) Total dollar volume of payments initiated through the PayPal system during the quarter, regardless of whether the payment was actually sent successfully, or was reversed, rejected, or was pending at the end of the quarter.

                                   EBAY INC.
                                GUIDANCE SUMMARY
            (In Millions, Except Per Share Amounts And Percentages)

THE GUIDANCE FIGURES PROVIDED BELOW AND ELSEWHERE IN THIS PRESS RELEASE ARE APPROXIMATE IN NATURE BECAUSE EBAY'S FUTURE PERFORMANCE IS DIFFICULT TO PREDICT. SUCH GUIDANCE IS BASED ON INFORMATION AVAILABLE ON THE DATE HEREOF, AND EBAY ASSUMES NO OBLIGATION TO UPDATE IT.

eBay's future performance involves risks and uncertainties, and the company's actual results could differ materially from such guidance. Some of the factors that could affect the company's operating results are set forth under the caption "Forward-Looking Statements" above in this press release. More information about factors that could affect eBay's operating results is included under the captions "Risk Factors That May Affect Results of Operations and Financial Condition" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's investor relations site at http://investor.ebay.com.

                                                THREE MONTHS ENDING DECEMBER 31, 2004
                                                -------------------------------------
                                            GAAP         ADJUSTMENTS         PRO FORMA (A)
                                            ----         -----------         -------------
NET REVENUE                               $   915               --               $   915
DILUTED EPS                               $  0.30          $  0.02 (b)           $  0.32

                                                THREE MONTHS ENDING MARCH 31, 2005
                                                ----------------------------------
                                            GAAP         ADJUSTMENTS         PRO FORMA (A)
                                            ----         -----------         -------------
NET REVENUE                             $   1,020               --             $  1,020
DILUTED EPS                             $    0.34          $  0.02 (b)         $   0.36

                                                THREE MONTHS ENDING JUNE 30, 2005
                                                ---------------------------------
                                            GAAP         ADJUSTMENTS         PRO FORMA (A)
                                            ----         -----------         -------------
NET REVENUE                             $   1,010               --             $  1,010
DILUTED EPS                             $    0.33          $  0.02 (b)         $   0.35

                                                THREE MONTHS ENDING SEPTEMBER 30, 2005
                                                --------------------------------------
                                            GAAP         ADJUSTMENTS         PRO FORMA (A)
                                            ----         -----------         -------------
NET REVENUE                             $   1,010               --             $  1,010
DILUTED EPS                             $    0.33          $  0.02 (b)         $   0.35

                                                THREE MONTHS ENDING DECEMBER 31, 2005
                                                -------------------------------------
                                            GAAP         ADJUSTMENTS         PRO FORMA (A)
                                            ----         -----------         -------------
NET REVENUE                             $   1,160               --             $  1,160
DILUTED EPS                             $    0.41          $  0.01 (b)         $   0.42

                                                 YEAR ENDING DECEMBER 31, 2005
                                                 -----------------------------
                                            GAAP         ADJUSTMENTS         PRO FORMA (A)
                                            ----         -----------         -------------
NET REVENUE                             $   4,200               --             $  4,200
OPERATING MARGIN                               35%               0% (a)              35%
DILUTED EPS*                            $    1.42          $  0.08  (b)        $   1.50

* Please note that the sum of the quarters may not total to the full year EPS because the quarterly EPS is calculated using the respective results and weighted average shares for each quarter, and the full year EPS is calculated using the results and weighted average shares for the full year.

(a) Pro forma guidance reflects estimated quarterly adjustments for amortization of acquired intangible assets of approximately $18 million, payroll taxes on employee stock options of approximately $4 million, stock based compensation of approximately $3 - 4 million and other adjustments estimated to result in an operating margin adjustment of 2 - 3% for each of the quarters in the year ending December 31, 2005.

(b)   Net of tax, the above pro forma items are estimated to result in a $0.01 -
      0.02 per diluted share adjustment for each of the quarters in the year ending December 31, 2005.